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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our Report of Independent Auditors dated January 18, 2002 (except for Note 1 as to which the date is February 1, 2002) which appears in Mercantile Bank Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, and of our Report of Independent Auditors dated April 17, 2002, which appears in Mercantile Bank of West Michigan's 401(k) Plan's Annual Report on Form 11-K for the year ended December 31, 2001.



                                     /s/ Crowe, Chizek and Company LLP



Grand Rapids, Michigan
June 25, 2002